Exhibit 10.6

FORM OF

WARRANT TO PURCHASE COMMON STOCK AMENDING AGREEMENT

This WARRANT TO PURCHASE COMMON STOCK AMENDING AGREEMENT (this “Agreement”) is dated July 27, 2026 between:

[__________]

(the “Holder”)

-and-

SYNLOGIC, INC.

(the “Company”).

WHEREAS:

(A)

pursuant to the terms of that certain Warrant to Purchase Common Stock dated October 3, 2023, Warrant No. C-[___] (the “Warrant”), the Company has provided the Holder with the right to purchase from the Company up to [_____] shares of the common stock of the Company, par value $0.001 per share, subject to adjustment, at an exercise price of $3.408 per share, subject to adjustment (the “Exercise Price”);

(B)	the parties wish to amend certain terms contained in the Warrant, including the Exercise Price and the Fundamental Transaction provisions, in accordance with Section 9 thereof; and

(C)	capitalized terms used but not defined herein shall have the meanings given to such terms in the Warrant.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), the Holder and the Company agree as follows:

1.	Section 1(b) of the Warrant is, without any further action on the part of any Person, hereby deleted in its entirety and replaced with:

“(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.70 per share, subject to adjustment as provided herein.”

2.	Section 4(b) of the Warrant is, without further action on the part of any Person, hereby deleted in its entirety and replaced with:

“(b)

Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Requisite Holders. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.”

3.	For certainty, the parties hereto agree that, except as specifically provided herein, the terms and conditions of the Warrant are hereby confirmed and continue in full force and effect.

4.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and assigns.

6.

This Agreement may be executed in any number of separate counterparts, and all such signed counterparts will together constitute one and the same agreement. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its signature on the execution page hereof to the other parties by facsimile or other means of recorded electronic transmission (including in PDF form) and such transmission shall constitute valid delivery of an executed copy of this agreement to the receiving party.

{Remainder of page intentionally left blank; signature page follows.}

The undersigned hereby agree to the terms set forth herein as of the date first written above.

[__________]

By:
Name:
Title:

SYNLOGIC, INC.

By:
Name:
Title:

{Signature Page – Warrant to Purchase Common Stock Amending Agreement}